www.genpt.com

News Release

November 14, 2022

FOR IMMEDIATE RELEASE

Genuine Parts Company Declares Regular Quarterly Dividend

ATLANTA – Genuine Parts Company (NYSE: GPC) announced today its Board of Directors declared a regular quarterly cash dividend of eighty-nine and one-half cents ($0.895) per share on the company’s common stock.

The dividend is payable January 3, 2023 to shareholders of record on December 2, 2022.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal. The company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the company serves its global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 53,000 employees. Further information is available at www.genpt.com.

Investor Contact:	Media Contact:
Sid Jones (678) 934-5628	Heather Ross (678) 934-5220
Senior Vice President - Investor Relations	Vice President - Strategic Communications

Source: Genuine Parts Company